Exhibit 99.1

Entravision Announces the Unexpected Passing of Chairman and Chief Executive Officer Walter F. Ulloa

SANTA MONICA, Calif. – January 3, 2023 – Entravision (NYSE: EVC), a leading global advertising solutions, media and technology company, today announced that Walter F. Ulloa, the Company’s Chairman and Chief Executive Officer, passed away of a sudden heart attack on December 31, 2022. He was 74 years old.

Entravision’s Board of Directors issued the following statement:

“We are profoundly saddened by the sudden passing of Walter Ulloa and extend our heartfelt condolences to Walter’s wife, son and entire family. Since founding Entravision more than 25 years ago, Walter has been an exceptional leader who transformed the company from a traditional multi-linear Spanish-language company that currently owns and operates approximately 100 domestic television and radio stations, to a global digital media powerhouse with a footprint that today reaches across more than 40 countries. Well-known and respected throughout the media industry, Walter’s passion, energy, and devotion to our company will be greatly missed. We have lost a leader and a friend.

Thanks to Walter’s dynamic leadership, Entravision has assembled an experienced management team that will continue to drive the company’s long-term growth strategy as we serve our customers, our partners, and our shareholders.”

The Board also announced today that it has appointed Chris Young, Chief Financial Officer and Treasurer, as Interim Chief Executive Officer, effective immediately. Mr. Young has over two decades of experience in banking and corporate finance across the media, advertising and technology industries and has served as Treasurer and CFO of Entravision since 2008. He originally joined Entravision in August 2000 as CFO of the Company’s outdoor advertising division, of which he became President in February 2004 prior to the division’s sale in May 2008.

The Board of Directors will continue to meet to discuss matters related to the orderly transition and is currently conducting a search for a full-time replacement for the role of Chief Executive Officer.

Mr. Ulloa was a visionary in Spanish language broadcasting with nearly five decades of experience in television, radio and digital media. He co-founded Entravision in 1996, becoming the Chairman and Chief Executive Officer of the Company, roles he held until his passing. Mr. Ulloa served as director and Chairman of Entravision’s Board of Directors since February 2000. From 1976 to 1989, Mr. Ulloa worked at KMEX-TV, Los Angeles, California as Operations Manager, Production Manager, News Director, Local Sales Manager and Account Executive. This was followed by seven successful years in development, management and ownership of Entravision’s predecessor entities.

About Entravision

Entravision is a leading global advertising, media and ad-tech solutions company connecting brands to consumers by representing top platforms and publishers. Our dynamic portfolio includes digital, television and audio offerings. Digital, our largest revenue segment, is comprised of four business units: our digital sales representation business; Smadex, our programmatic ad purchasing platform; our branding and mobile performance solutions business; and our digital audio business. Through our digital sales representation business, we connect global media companies such as Meta, Twitter, TikTok and Spotify with advertisers in primarily emerging growth markets worldwide. Smadex is our mobile-first demand side platform, enabling advertisers to execute performance campaigns using machine learning. We also offer a branding and mobile performance solutions business, which provides managed services to advertisers looking to connect with global consumers, primarily on mobile devices, and our digital audio business provides digital audio advertising solutions for advertisers in the Americas. In addition to digital, Entravision has 49 television stations and is the largest affiliate group of the Univision and UniMás television networks. Entravision also manages 45 primarily Spanish-language radio stations that feature nationally recognized, Emmy award-winning talent. Shares of Entravision Class A Common Stock trade on the NYSE under ticker: EVC. Learn more about our offerings at entravision.com or connect with us on LinkedIn and Facebook.

Forward-Looking Statements

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations, and the Company disclaims any duty to update any forward-looking statements made by the Company. From time to time, these risks, uncertainties and other factors are discussed in the Company’s filings with the Securities and Exchange Commission.

For more information, please contact:

Christopher T. Young	Kimberly Esterkin
Interim Chief Executive Officer	Addo Investor Relations
Entravision	310-829-5400
310-447-3870	evc@addo.com